Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of GigOptix, Inc. of our report dated March 31, 2010 relating to the consolidated financial statements of GigOptix, Inc. for the year ended December 31, 2009 , which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 11, 2011